EXHIBIT A

                              AGREEMENT

                    JOINT FILING OF SCHEDULE 13G


     The Undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of News Communications, Inc., Inc., and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.



                                            Venturetek, L.P.
                                        By: Taurus Max LLC, General Partner



                                              /s/ David Selengut
Dated:   February 10, 2004                 By:________________________________
         New York, New York                  David Selengut
                                             Member











                                             /s/ David Selengut
Dated:   February 10, 2004                 By:_________________________________
         New York, New York                   David Selengut